EXHIBIT 99.1

The Community Financial Corporation Announces Record Fourth Quarter and Full Year Earnings for 2022

WALDORF, Md., Jan. 31, 2023 (GLOBE NEWSWIRE) -- The Community Financial Corporation (NASDAQ: TCFC) (the “Company”), the holding company for Community Bank of the Chesapeake (the “Bank”), today reported its results of operations for the fourth quarter and year ended December 31, 2022. Net income for the three months ended December 31, 2022 of $7.6 million, or $1.35 per diluted common share compared with net income of $7.6 million, or $1.34 per diluted common share for the third quarter of 2022, and net income of $6.8 million, or $1.18 per diluted common share for the quarter ended December 31, 2021. The Company reported net income for the year ended December 31, 2022 of $28.3 million, or $5.00 per diluted common share compared to a net income of $25.9 million, or $4.47 per diluted common share for the year ended December 31, 2021.

Fourth Quarter 2022 Highlights

  Announced Merger of Equals with Shore Bancshares, Inc.: On December 14, 2022, the Company entered into a definitive agreement to undertake a merger of equals pursuant to which the Company and Bank will merge into Shore Bancshares, Inc. (NASDAQ: SHBI) ("Shore") in an all-stock transaction. The combined company will have total assets of approximately $6.0 billion on a pro forma basis. Under the terms of the agreement, which was unanimously approved by the boards of directors of both companies and which remains subject to shareholder and regulatory approval, as well as the satisfaction of customary closing conditions, holders of TCFC common stock will have the right to receive 2.3287 shares of Shore Bancshares, Inc. common stock. The merger is expected to close in the late second quarter or early third quarter of 2023. James M. Burke, The Community Financial Corporation's current President and Chief Executive Officer, will serve as President and Chief Executive Officer of the combined company.

  The Company incurred $1.0 million of merger and acquisition costs during the year ended December 31, 2022 related to the transaction and anticipates additional expenses in 2023 related to the transaction.
  Record Earnings Per Share: Net income totaled $7.6 million for the quarter ended December 31, 2022, or $1.35 per diluted common share compared to net income of $6.8 million or $1.18 per diluted common share for the quarter ended December 31, 2021 and $7.6 million or $1.34 per diluted common share for the quarter ended September 30, 2022.

  Return on average assets ("ROAA") and return on average common equity ("ROACE") were 1.28% and 16.61% for the three months ended December 31, 2022 compared to 1.18% and 13.00% for the three months ended December 31, 2021 and 1.31% and 15.97% for the three months ended September 30, 2022.
  Impact of Merger & Acquisition Costs and Sale of Equity Investment: During the fourth quarter of 2022, the Company incurred $1.0 million in merger related costs and recognized a gain of $0.7 million on the sale of its equity investment in Infinex Financial Holdings, Inc. (“Infinex”). The net impact of these events for the three months ended December 31, 2022 was a decrease to EPS of $0.05 per diluted share and a decrease to ROAA of five basis points. The resulting non-GAAP diluted EPS and non-GAAP ROAA were $1.40 and 1.33%, respectively.

  Subsequent to the purchase of Infinex by Advisor Group, the Bank continues to use Infinex as its broker of record for its wealth division.
  Expanding Net Interest Margin: Net interest margin increased to 3.64% for the quarter ended December 31, 2022 from 3.47% for the third quarter of 2022. Loan and overall interest-earning asset yields increased 46 and 61 basis points to 4.92% and 4.50% in the fourth quarter of 2022 from 4.46% and 3.89% for the three months ended September 30, 2022. The Company's cost of funds increased 46 basis points for the comparable three month period from 0.43% to 0.89%.

  The loan portfolio is positioned for rising rates with $442.8 million or 24% of net portfolio loans scheduled to reprice monthly or in the next three months and an additional $108.5 million or 6% repricing in the following nine months. The Bank's effective duration on the loan portfolio was 2.0 years at December 31, 2022. If the Federal Open Market Committee ("FOMC") slows or pauses interest rate increases, the Company expects modest margin compression to occur as deposit rates begin to normalize in a more stable environment.
  Solid Loan Growth: Gross portfolio loans increased to $1,821.1 million, an increase of $77.8 million or 17.9% annualized, compared to the prior quarter. Portfolio loans increased $242.3 million or 15.3% during the year ended December 31, 2022. The loan pipeline at December 31, 2022 was $100.0 million compared to $192.0 million at September 30, 2022.

  Management anticipates moderate 2023 loan growth of between six and eight percent. Goals for lenders and business development teams have been further aligned to build on 2022 progress in acquiring customer operating deposit accounts. More modest loan goals in the current interest rate environment should contribute to building franchise-enhancing relationships with customers while mitigating potential margin compression from the use of more costly non-core funding sources.
  Deposits and Funding: During 2022, the Bank increased noninterest-bearing accounts by $184.3 million to $630.1 million or 30.17% of deposits at December 31, 2022 from 21.68% of deposits at December 31, 2021. Total deposits increased $32.3 million in 2022 from $2,056.2 million at December 31, 2021 to $2,088.5 million at December 31, 2022. The stability in deposit balances coupled with significant loan growth required the Bank to use wholesale funding in the fourth quarter. The Bank's deposit cycle generally sees deposit balances decrease in the first and fourth quarters as business customers and municipalities use funds for operating needs and build in the second and third quarters.

  At December 31, 2022, the Company had wholesale funding, which includes brokered deposits and Federal Home Loan Bank advances, of $133.5 million compared to $20.2 million at December 31, 2021.
  Stable Asset Quality: Non-accrual loans, OREO and TDRs were $6.5 million or 0.27% of total assets at December 31, 2022 compared to $6.7 million or 0.28% of total assets and $8.1 million or 0.35% of total assets at September 30, 2022 and December 31, 2021, respectively. Classified assets increased $0.9 million to $6.1 million at December 31, 2022 from $5.2 million at December 31, 2021. The Company had no COVID-19 deferred loans at December 31, 2022.

Management Commentary

"The fourth quarter capped a transformational year at Community Financial,” stated James M. Burke, President and Chief Executive Officer of The Community Financial Corporation. “Record earnings in each quarter combined for record annual performance. Investments in our business and continued expansion into Virginia fueled both growth and increased profitability. Our high-quality deposit franchise, while not immune from the recent increases in rates, continues to be a key differentiator that drives shareholder value.”

Burke continued, “In the fourth quarter, we took a major step forward in our strategic vision agreeing to a merger of equals with Shore Bancshares. This strategic combination is expected to enhance long-term shareholder value and help us better serve the communities in which we live and work. Community Financial and Shore Bancshares, Inc. share similar cultures and visions for the future. By achieving greater scale, we will be positioned to help existing and new customers with higher loan limits and enhanced services, increase investment in technology, and offer expanded career opportunities to our employees.”

Results of Operations

	(UNAUDITED)
	Three Months Ended December 31,
(dollars in thousands)	2022	2021	$ Change	% Change
Interest and dividend income	$25,252	$17,778	$7,474	42.0%
Interest expense	4,821	897	3,924	437.5%
Net interest income	20,431	16,881	3,550	21.0%
Provision for credit losses	868	—	868	—%
Provision for unfunded commitments	145	—	145	—%
Noninterest income	2,289	2,290	(1)	—%
Noninterest expense	11,390	10,179	1,211	11.9%
Income before income taxes	10,317	8,992	1,325	14.7%
Income tax expense	2,702	2,241	461	20.6%
Net income	$7,615	$6,751	$864	12.8%

	(UNAUDITED)
	Years Ended December 31,
(dollars in thousands)	2022	2021	$ Change	% Change
Interest and dividend income	$82,707	$70,559	$12,148	17.2%
Interest expense	9,182	4,125	5,057	122.6%
Net interest income	73,525	66,434	7,091	10.7%
Provision for credit losses	2,437	586	1,851	315.9%
Provision for unfunded commitments	146	—	146	—%
Noninterest income	6,393	7,906	(1,513)	(19.1)%
Noninterest expense	39,434	39,152	282	0.7%
Income before income taxes	37,901	34,602	3,299	9.5%
Income tax expense	9,584	8,716	868	10.0%
Net income	$28,317	$25,886	$2,431	9.4%

Net Interest Income

Net interest income for the comparable quarters increased primarily from increases in interest-earning asset yields and growth in loans partially offset by increased interest expense from higher funding costs. Net interest margin of 3.64% for the three months ended December 31, 2022 increased 42 basis points from 3.22% for the three months ended December 31, 2021 and increased 17 basis points from 3.47% for the three months ended September 30, 2022. Net interest margin expanded during the fourth quarter of 2022, primarily due to average yields on loans and investment securities (not including interest-bearing deposits) increasing to 4.92% and 2.95% for the three months ended December 31, 2022 from 4.46% and 2.02% for the three months ended September 30, 2022. Interest income from the Company's participation in the U.S. Small Business Administration Paycheck Protection Program ("PPP") was $34,000 and $0.8 million for the three months ended December 31, 2022 and December 31, 2021, respectively and $0.2 million for the three months ended September 30, 2022.

Net interest income increased for the year ended December 31, 2022 compared to the year ended December 31, 2021 due primarily to growth in loans and increases in investment and loan yields. Loan yields increased due to the re-pricing of the Bank's adjustable rate portfolios as well as a change in the mix of loans from lower yielding PPP loans to higher yielding commercial real estate loans. Increases to net interest income were partially offset by increased interest expense from higher funding costs. Loan interest income increased $7.3 million to $72.7 million for the year ended December 31, 2022 from $65.5 million for the year ended December 31, 2021. Excluding PPP interest income, for the comparable periods loan interest income increased $11.5 million. Net interest margin of 3.38% for the year ended December 31, 2022 was four basis points higher than the 3.34% for the year ended December 31, 2021. PPP loan interest positively impacted margins by four basis points for the year ended December 31, 2022 and 13 basis points for the year ended December 31, 2021.

The Company’s cost of funds was 0.89% during the fourth quarter of 2022 compared to 0.43% for the prior quarter and increased from 0.17% for the three months ended December 31, 2021. The Bank's interest rate asset sensitivity has improved in 2022, as average non-interest bearing ("NIB") deposit accounts have increased. For the fourth quarter of 2022 total average NIB deposits increased to 30.2% compared to 22.2% for the comparable period in 2021. The Company’s cost of funds was 0.43% during the year ended December 31, 2022 compared to 0.21% for the year ended December 31, 2021.

Management anticipates that net interest margins will contract slightly in the first quarter of 2023 as deposit betas are likely to increase due to more aggressive competition for funding. The average cost of deposits increased 52 basis points from 0.44% for the month of September 30, 2022 to 0.96% for the month of December 31, 2022. Higher beta municipal relationships were the main driver of increased deposit rates through the fourth quarter of 2022. As expected, deposit rates increased for commercial and retail customers during the fourth quarter of 2022. For the same comparative periods, average interest-earning asset yields increased 65 basis points from 4.01% to 4.66%.

Noninterest Income

Noninterest income was flat at $2.3 million for the three months ended December 31, 2022 compared to the three months ended December 31, 2021. The similar performance for the comparable periods was due to decreases in loan appraisal charges and interest rate protection referral fee income offset by a gain on the sale of the Bank's equity investment in Infinex during the fourth quarter of 2022. Noninterest income as a percentage of average assets was 0.39% and 0.40%, respectively, for the three months ended December 31, 2022 and 2021.

Noninterest income decreased $1.5 million for the year ended December 31, 2022 compared to the year ended December 31, 2021. The decrease was primarily due to gains of $0.6 million on the sale of investment securities in 2021 and a $1.4 million decrease in interest rate protection referral fee income. In addition, unrealized losses on equity securities increased $0.4 million. These reductions for the comparable periods were partially offset by $0.1 million in increased service charge income, a $0.7 million gain on the sale of the Bank's equity investment in Infinex, and a $0.4 million increase in noninterest income related to the sale of impaired loans. In the first quarter of 2021, the Bank sold non-accrual and classified commercial real estate and residential mortgage loans and recognized a loss on the sale of $0.2 million, and in the second quarter of 2022, impaired loan sales resulted in a gain of $0.2 million. Noninterest income as a percentage of assets was 0.27% and 0.36%, respectively, for the year ended December 31, 2022 and 2021.

Noninterest Expense

Noninterest expense of $11.4 million for the three months ended December 31, 2022, increased $1.2 million or 11.90% compared to the three months ended December 31, 2021 primarily due to $1.0 million in merger and acquisition costs and increased compensation and benefits of $0.3 million. Compensation and benefits increased in the second half of 2022 due to increased incentive compensation resulting from improvements in profitability as well as the Company's decision in the second quarter of 2022 to increase base compensation by 4% and its minimum starting wage to $20.00 per hour for non-executive employees to address local wage pressure caused by inflation and to attract and retain our employees.

In addition, for the comparable periods, occupancy expense increased $0.2 million and fraud expense increased $0.2 million. During 2022, data processing, professional fees, and occupancy costs increased substantially compared to the prior year due in large part to the increased cost of labor and materials due to inflation. Additionally, the occupancy costs increased during the second half of 2022 with the opening of a new branch in Fredericksburg - Harrison Crossing, Virginia. These increases were partially offset by a decrease of $0.8 million in OREO expense recognized in the fourth quarter of 2021. The Company had no OREO balances for the year ended December 31, 2022.

Noninterest expense increased $0.3 million or 0.7% to $39.4 million for the year ended December 31, 2022 compared to the year ended December 31, 2021. The increase in noninterest expense for the comparable periods was primarily due to increased expenses for occupancy, merger and acquisition costs, data processing and professional fees. These increases to noninterest expense were partially offset by decreased compensation, fraud losses and OREO expenses.

Compensation and benefits were lower for the comparative periods due to lower health insurance claims, a lower average FTE count than the prior year and lower deferred compensation accruals. In addition, compensation and benefits expense has benefited from the Company's increased use of technology.

Noninterest expense in 2021 included a $1.3 million initial expense and subsequent recovery of $0.2 million related to an isolated wire transfer fraud incident. Our investigation determined that no information systems of the Bank were compromised, and no employee fraud was involved. Excluding the impact of the $1.1 million isolated fraud losses and the $0.3 million in PPP deferred costs, the Company's noninterest expense was $38.3 million for year ended December 31, 2021. OREO expense for the year ended December 31, 2021 decreased $1.5 million. The Company had no OREO balances for the year ended December 31, 2022.

The Company’s efficiency ratio was 50.13% and 49.34% for the three months and year ended December 31, 2022 compared to 53.10% and 52.67% for the three months and year ended December 31, 2021. The efficiency ratios have improved (decreased) as the Company has been able to generate more net interest income and noninterest income while controlling expense growth. Excluding merger and acquisition costs and core deposit intangible amortization, the Company's efficiency ratio was 46.80% and 48.02% for the three months and year ended December 31, 2022 compared to 52.50% and 52.00% for the three months and year ended December 31, 2021.

Income Tax Expense

The effective tax rate for the three months and year ended December 31, 2022 was 26.2% and 25.3%. The effective tax rate was 24.9% and 25.2% for the three months and year ended December 31, 2021.

Balance Sheet

Assets

Total assets increased $82.7 million, or 3.6%, to $2.41 billion at December 31, 2022 compared to total assets of $2.33 billion at December 31, 2021, primarily due to net loan growth. Cash decreased a net of $114.2 million and was used to fund net loan growth of $211.7 million. Available for sale ("AFS") debt securities, which are reported at fair value, decreased $35.1 million to $462.7 million, primarily due to unrealized losses from rising interest rates during 2022. In addition, deferred tax assets increased $15.6 million to $24.7 million primarily due to increases in unrealized losses of the Bank's AFS investment portfolio related to changes in interest rates. Deferred tax assets also increased due to the adoption of the current expected credit losses ("CECL") accounting standard on January 1, 2022.

During the fourth quarter of 2022, total net loans increased 17.7% annualized or $76.1 million from $1,722.5 million at September 30, 2022 to $1,798.5 million at December 31, 2022. The Company's loan pipeline was $100.0 million at December 31, 2022. Non-owner occupied commercial real estate as a percentage of risk-based capital at December 31, 2022 and December 31, 2021 were $1,032.6 million or 381% and $813.0 million or 331%, respectively. Construction loans as a percentage of risk-based capital at December 31, 2022 and December 31, 2021 were $135.0 million or 50% and $140.4 million or 57%, respectively.

Funding

Total deposits increased $32.3 million or 1.6% to $2,088.5 million at December 31, 2022 compared to $2,056.2 million at December 31, 2021. The increase included increases of $12.7 million to transaction deposits and $19.6 million to time deposits. Non-interest-bearing demand deposits increased $184.3 million or 41.35% at December 31, 2022, representing 30.17% of deposits, compared to 21.68% of deposits at December 31, 2021. The Company's business development efforts continue to focus on increasing non-interest bearing and lower cost transaction accounts.

At December 31, 2022, the Company had wholesale funding, which includes brokered deposits and FHLB advances, of $133.5 million compared to $20.2 million at December 31, 2021.

Stockholders' Equity and Regulatory Capital

During the year ended December 31, 2022, total stockholders’ equity decreased $21.1 million. The decrease in equity was primarily due to an increase of $41.1 million in accumulated other comprehensive loss ("AOCL") related to the Bank's AFS securities portfolio due to changes in market interest rates. In addition, equity decreased due to common dividends paid of $3.8 million, stock repurchases of $3.6 million, and $2.0 million for the adoption of the CECL accounting standard on January 1, 2022. Decreases in equity were partially offset by net income of $28.3 million and stock-based compensation and ESOP activity of $1.0 million.

The Company's common equity to assets ratio decreased to 7.76% at December 31, 2022 from 8.94% at December 31, 2021. The Company’s ratio of tangible common equity ("TCE") to tangible assets decreased to 7.32% at December 31, 2022 from 8.48% at December 31, 2021 (see Non-GAAP reconciliation schedules) due primarily to increases in AOCL. Regulatory capital was not impacted by the increase in AOCL and Tier 1 capital to average asset ratios at the Company remained strong at 9.60% at December 31, 2022 compared to 9.23% at December 31, 2021.

On December 9, 2021, the Company announced its Board of Directors approved the resumption of repurchases allowed under the stock repurchase plan originally adopted in October 2020 (the "2020 Repurchase Plan"). The Company was permitted to repurchase up to the 99,450 shares remaining under the 2020 Repurchase Plan using up to $4.0 million in the aggregate and up to $1.5 million in the aggregate on a quarterly basis. During the third quarter of 2022, the Company repurchased 13,647 shares at an average price of $37.11 per share and completed its authorization under the 2020 Repurchase Plan.

Asset Quality

Allowance for credit losses ("ACL") and provision for credit losses ("PCL")1; Allowance for Loan Losses ("ALLL") and provision for loan losses ("PLL"); Classified and Non-Performing Assets

On January 1, 2022, the Company adopted ASU 2016-13, Financial Instruments - Credit Losses (Topic 326) - Measurement of Credit Losses on Financial Instruments, which replaced the incurred loss methodology for determining our ACL with an expected loss methodology that is referred to as the CECL. The measurement of expected credit losses under the CECL methodology applies to financial assets subject to credit losses and measured at amortized cost, and certain off-balance sheet credit exposures. This includes, but is not limited to, loans, leases, held-to-maturity securities, loan commitments, and financial guarantees. In addition, ASU 2016-13 made changes to the accounting for available-for-sale ("AFS") debt securities. Credit-related impairments on AFS debt securities are now recognized as an allowance for credit loss rather than a write-down of the securities' amortized cost basis when management does not intend to sell or believes that it is not likely that they will be required to sell the securities prior to recovery of the securities amortized cost basis. We adopted ASU 2016-13 using the modified retrospective method. Results for reporting periods beginning after January 1, 2022, are presented under ASU 2016-13 while prior period amounts continue to be reported in accordance with previously applicable GAAP. At adoption, the Company did not hold Held to Maturity ("HTM") investment debt securities.

The impact at adoption was an increase to the ACL of $2.5 million, the recording of a reserve for unfunded commitments of $0.2 million, an increase in deferred taxes of $0.7 million, and a decrease in retained earnings of $2.0 million.

ACL balances increased to 1.26% of portfolio loans at December 31, 2022 compared to an ALLL of 1.17% of portfolio loans at December 31, 2021. At and for the twelve months ended December 31, 2022, the Company's ACL increased $4.5 million or 24.3% to $22.9 million from $18.4 million at December 31, 2021. The Company recorded a $0.9 million and $2.4 million PCL for the three months and year ended December 31, 2022 compared to no PLL and $0.6 million PLL for the three months and year ended December 31, 2021. There were $0.5 million in net charge-offs during the year ended December 31, 2022 compared to $1.6 million in net charge-offs for the year ended December 31, 2021.

Management believes that the allowance is adequate at December 31, 2022.

Classified assets increased $0.9 million from $5.2 million at December 31, 2021 to $6.1 million at December 31, 2022. Management considers classified assets to be an important measure of asset quality. The Company's risk rating process for classified loans is an important input into the Company's ACL qualitative framework. Management remains committed to expeditiously resolving non-performing or substandard credits that are not likely to become performing or passing credits in a reasonable timeframe.

During 2021, classified assets decreased $17.1 million. Asset quality improved with the resolution of $16.9 million in non-accrual and impaired loans through loan sales and negotiated payoffs as well as the resolution of $3.1 million in OREO. The Company's sale of impaired loans decreased the specific reserve, improved asset quality, and improved several ALLL qualitative factors.

The ratio of non-accrual loans and OREO to total gross portfolio loans and OREO decreased 14 basis points from 0.48% at December 31, 2021 to 0.34% at December 31, 2022. The ratio of non-accrual loans, OREO and TDRs to total assets decreased eight basis points from 0.35% at December 31, 2021 to 0.27% at December 31, 2022.

Non-accrual loans decreased $1.5 million from $7.6 million at December 31, 2021 to $6.1 million at December 31, 2022. There were no OREO balances at December 31, 2022 and December 31, 2021.

________________________
1 The Company implemented the CECL accounting standard effective January 1, 2022. The Company used an incurred loss methodology for all periods compared before March 31, 2022.

About The Community Financial Corporation - Headquartered in Waldorf, MD, The Community Financial Corporation is the bank holding company for Community Bank of the Chesapeake, a full-service commercial bank with assets of approximately $2.4 billion. Through its branch offices and commercial lending centers, Community Bank of the Chesapeake offers a broad range of financial products and services to individuals and businesses. The Company’s branches are located at its main office in Waldorf, Maryland, and branch offices in Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby and California, Maryland; and Fredericksburg - Downtown and Fredericksburg - Harrison Crossing, Virginia. More information about Community Bank of the Chesapeake can be found at www.cbtc.com.

Use of non-GAAP Financial Measures - Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. The Company’s management uses these non-GAAP financial measures, and believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-looking Statements - Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words or phrases such as “is optimistic,” “project,” “believe,” “expect,” “anticipate,” “estimate”, “assume” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements include, without limitation: (i) those relating to the Company’s and the Bank’s future growth and management’s outlook or expectations for revenue, assets, asset quality, profitability, business prospects, net interest margin, non-interest revenue, allowance for loan losses, the level of credit losses from lending, liquidity levels, capital levels, or future financial or business performance strategies or expectations; (ii) any statements of the plans, objectives, or expected benefits associated with the proposed merger of the Company with and into Shore Bancshares, Inc.; (iii) any statements of the plans and objectives of management for future operations products or services, including the expected benefits from, and/or the execution of integration plans relating to any acquisition we have undertaken or that we undertake in the future; (iv) plans and cost savings regarding branch closings or consolidation; (v) projections related to certain financial metrics, including with respect to the quarterly expense run rate; (vi) expected benefits of programs we introduce, including residential mortgage programs and retail and commercial credit card programs; and (vii) any statement of expectation or belief, and any assumptions underlying the foregoing. These forward-looking statements express management’s current expectations or forecasts of future events, results and conditions, and by their nature are subject to and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Factors that might cause actual results to differ materially from those made in such statements include, but are not limited to: (i) risks, uncertainties and other factors relating to the COVID-19 pandemic (including the length of time that the pandemic continues; the ability of states and local governments to successfully implement the lifting of restrictions on movement and the potential imposition of further restrictions on movement and travel in the future, the effect of the pandemic on the general economy and on the businesses of our borrowers and their ability to make payments on their obligations; (ii) the remedial actions and stimulus measures adopted by federal, state and local governments, and the inability of employees to work due to illness, quarantine, or government mandates); (iii) the impacts related to or resulting from Russia’s military action in Ukraine, including the broader impacts to financial markets and the global macroeconomic and geopolitical environments; (iv) assumptions that interest-earning assets will reprice faster than interest-bearing liabilities and the Bank’s ability to maintain its current favorable funding mix; (v) our proposed merger with Shore Bancshares, Inc. may not close when expected or at all because required regulatory or other approvals are not received or other conditions to the closings are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; (vi) the synergies and other expected financial benefits from any acquisition that we have undertaken or may undertake in the future (including our proposed merger with Shore Bancshares, Inc.) may or may not be realized within the expected time frames or at all; (vii) the impact of our adoption of the CECL standard; (viii) limitations on our ability to declare and pay dividends or engage in share repurchases; (ix) changes in the Company's or the Bank's strategy, costs or difficulties related to integration matters might be greater than expected; (x) availability of and costs associated with obtaining adequate and timely sources of liquidity; (xi) the ability to maintain credit quality; (xii) general economic trends and conditions, including inflation and its impacts; (xiii) changes in interest rates; (xiv) loss of deposits and loan demand to other financial institutions; (xv) substantial changes in financial markets; (xvi) changes in real estate value and the real estate market; (xvii) regulatory changes; (xviii) the impact of government shutdowns or sequestration; (xix) the possibility of unforeseen events affecting the industry generally; (xx) the uncertainties associated with newly developed or acquired operations; (xxi) the outcome of pending or threatened litigation, including litigation pertaining to the proposed merger with Shore Bancshares, Inc., or of matters before regulatory agencies, whether currently existing or commencing in the future; (xxii) market disruptions and other effects of terrorist activities; and (xxiii) the matters described in “Item 1A Risk Factors” in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2021, and in its other Reports filed with the Securities and Exchange Commission (the “SEC”). The Company’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the SEC.

Data is unaudited as of December 31, 2022. This selected information should be read in conjunction with the financial statements and notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021.

CONTACTS:
James M. Burke, Chief Executive Officer
Todd L. Capitani, Chief Financial Officer
888.745.2265

SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED)
CONDENSED CONSOLIDATED INCOME STATEMENT

(dollars in thousands, except per share amounts)	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Interest and Dividend Income
Loans, including fees	$21,621	$18,735	$16,772	$15,610	$16,222
Interest and dividends on securities	3,445	2,454	1,924	1,666	1,531
Interest on deposits with banks	186	156	78	60	25
Total Interest and Dividend Income	25,252	21,345	18,774	17,336	17,778
Interest Expense
Deposits	4,029	1,850	819	513	565
Long-term debt	434	386	371	354	332
Total Interest Expense	4,821	2,288	1,206	867	897
Net Interest Income (NII)	20,431	19,057	17,568	16,469	16,881
Provision for credit losses	868	694	425	450	—
Provision (recovery) for unfunded commitments	145	6	26	(31)	—
NII After Provision For Credit Losses	19,418	18,357	17,117	16,050	16,881
Noninterest Income
Loan appraisal, credit, and miscellaneous charges	137	65	44	176	257
Net gain on sale of assets	695	—	—	—	—
Unrealized gains (losses) on equity securities	9	(187)	(155)	(222)	(45)
Loss on premises and equipment held for sale	—	—	—	—	(5)
Income from bank owned life insurance	219	220	217	214	219
Service charges	1,215	1,130	1,108	926	1,235
Referral fee income	14	—	—	361	574
Net gains (losses) on sale of loans originated for sale	—	1	1	(4)	55
Loss on sale of loans	—	—	209	—	—
Total Noninterest Income	2,289	1,229	1,424	1,451	2,290
Noninterest Expense
Compensation and benefits	5,584	5,116	5,051	5,055	5,265
OREO valuation allowance and expenses	—	—	—	6	767
Merger and acquisition costs	1,004	—	—	—	—
Sub Total	6,588	5,116	5,051	5,061	6,032
Operating Expenses
Occupancy expense	834	826	820	732	656
Advertising	177	149	159	64	128
Data processing expense	1,049	1,062	1,008	1,007	1,006
Professional fees	991	923	845	731	937
Depreciation of premises and equipment	181	177	150	149	139
FDIC Insurance	185	160	177	179	90
Core deposit intangible amortization	90	97	102	109	115
Fraud losses	179	37	30	40	16
Other expenses	1,116	1,079	996	1,008	1,060
Total Operating Expenses	4,802	4,510	4,287	4,019	4,147
Total Noninterest Expense	11,390	9,626	9,338	9,080	10,179
Income before income taxes	10,317	9,960	9,203	8,421	8,992
Income tax expense	2,702	2,380	2,369	2,133	2,241
Net Income	$7,615	$7,580	$6,834	$6,288	$6,751

SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED) - Continued
CONDENSED CONSOLIDATED BALANCE SHEETS

					(Audited)
(dollars in thousands, except per share amounts)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Assets
Cash and due from banks	$11,511	$18,008	$16,164	$80,702	$108,990
Federal funds sold	2,140	20,325	37,320	—	—
Interest-bearing deposits with banks	11,822	14,970	34,659	32,460	30,664
Securities available for sale ("AFS"), at fair value	462,746	464,502	485,456	507,527	497,839
Equity securities carried at fair value through income	4,286	4,254	4,423	4,562	4,772
Non-marketable equity securities held in other financial institutions	207	207	207	207	207
Federal Home Loan Bank ("FHLB") stock - at cost	4,584	1,226	1,234	1,685	1,472
Loans held for sale	—	—	—	373	—
Net U.S. Small Business Administration ("SBA") Paycheck Protection ("PPP") Loans	339	1,211	5,022	15,279	26,398
Portfolio Loans Receivable net of allowance for credit losses of $22,890, $22,027, $21,404, $21,382 and $18,417	1,798,178	1,721,250	1,631,055	1,608,156	1,560,393
Net Loans	1,798,517	1,722,461	1,636,077	1,623,435	1,586,791
Goodwill	10,835	10,835	10,835	10,835	10,835
Premises and equipment, net	21,308	21,626	21,802	21,304	21,427
Accrued interest receivable	8,335	6,791	6,099	5,389	5,588
Investment in bank owned life insurance	39,802	39,583	39,363	39,145	38,932
Core deposit intangible	634	725	821	924	1,032
Net deferred tax assets	24,657	24,755	20,223	15,523	9,033
Right of use assets - operating leases	5,920	6,022	6,123	6,033	6,124
Other assets	2,713	3,331	2,708	1,819	3,600
Total Assets	$2,410,017	$2,359,621	$2,323,514	$2,351,923	$2,327,306
Liabilities and Stockholders' Equity
Liabilities
Deposits
Noninterest-bearing deposits	$630,120	$647,432	$635,649	$644,385	$445,778
Interest-bearing deposits	1,458,343	1,479,125	1,449,727	1,450,698	1,610,386
Total deposits	2,088,463	2,126,557	2,085,376	2,095,083	2,056,164
Long-term debt	—	—	—	12,213	12,231
Guaranteed preferred beneficial interest in junior subordinated debentures ("TRUPs")	12,000	12,000	12,000	12,000	12,000
Subordinated notes - 4.75%	19,566	19,552	19,538	19,524	19,510
Lease liabilities - operating leases	6,202	6,288	6,372	6,266	6,343
Accrued expenses and other liabilities	17,775	16,070	15,357	13,697	12,925
Total Liabilities	2,223,006	2,180,467	2,138,643	2,158,783	2,119,173
Stockholders' Equity
Common stock	56	56	56	57	57
Additional paid in capital	97,986	97,712	97,455	97,189	96,896
Retained earnings	132,235	125,608	119,523	115,179	113,448
Accumulated other comprehensive losses	(43,092)	(43,906)	(31,847)	(18,969)	(1,952)
Unearned ESOP shares	(174)	(316)	(316)	(316)	(316)
Total Stockholders' Equity	187,011	179,154	184,871	193,140	208,133
Total Liabilities and Stockholders' Equity	$2,410,017	$2,359,621	$2,323,514	$2,351,923	$2,327,306

Common shares issued and outstanding	5,648,435	5,644,186	5,649,729	5,686,799	5,718,528

SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED) - Continued
SELECTED FINANCIAL INFORMATION AND RATIOS

	Three Months Ended
(dollars in thousands, except per share amounts)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
KEY OPERATING RATIOS
Return on average assets ("ROAA")	1.28%	1.31%	1.19%	1.08%	1.18%
Pre-tax Pre-Provision ROAA**	1.97	1.85	1.70	1.54	1.59
Return on average common equity ("ROACE")	16.61	15.97	14.39	12.30	13.00
Pre-tax Pre-Provision ROACE**	25.53	22.67	20.54	17.50	17.53
Return on Average Tangible Common Equity ("ROATCE")**	17.88	17.18	15.50	13.22	13.97
Pre-tax Pre-Provision ROATCE**	27.24	24.14	21.89	18.57	18.60
Average total equity to average total assets	7.73	8.17	8.28	8.79	9.06
Interest rate spread	3.24	3.26	3.14	3.05	3.17
Net interest margin	3.64	3.47	3.25	3.12	3.22
Yield on loans portfolio	4.92	4.46	4.13	3.99	4.13
Cost of funds	0.89	0.43	0.23	0.17	0.17
Cost of deposits	0.77	0.36	0.16	0.10	0.11
Cost of debt	4.67	4.40	3.81	3.24	3.04
Efficiency ratio	50.13	47.45	49.17	50.67	53.10
Efficiency ratio - Non-GAAP**	46.80	46.97	48.63	50.06	52.50
Non-interest income to average assets	0.39	0.21	0.25	0.25	0.40
Noninterest expense to average assets	1.92	1.66	1.63	1.56	1.78
Net operating expense to average assets	1.53	1.45	1.38	1.31	1.38
Net operating expense to average assets - Non-GAAP**	1.35	1.43	1.36	1.29	1.36
Average interest-earning assets to average interest-bearing liabilities	146.44	149.96	150.34	141.56	129.68
Net charge-offs to average portfolio loans	—	0.02	0.10	—	0.04

COMMON SHARE DATA
Basic net income per common share	$1.35	$1.34	$1.21	$1.11	$1.18
Diluted net income per common share	1.35	1.34	1.21	1.10	1.18
Cash dividends paid per common share	0.175	0.175	0.175	0.175	0.150
Basic - weighted average common shares outstanding	5,638,059	5,636,640	5,647,821	5,688,221	5,711,746
Diluted - weighted average common shares outstanding	5,645,703	5,644,822	5,657,733	5,699,038	5,723,011

SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED) - Continued
SELECTED FINANCIAL INFORMATION AND RATIOS

	Three Months Ended
(dollars in thousands, except per share amounts)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
ASSET QUALITY
Total assets	$2,410,017	$2,359,621	$2,323,514	$2,351,923	$2,327,306
Total portfolio loans (1)	1,821,068	1,743,277	1,652,459	1,629,538	1,578,810
Classified assets	6,115	5,967	6,062	4,745	5,211
Allowance for credit losses	22,890	22,027	21,404	21,382	18,417

Past due loans - 31 to 89 days	604	713	900	386	568
Past due loans >=90 days	438	428	147	1,233	961
Total past due loans (2)	1,042	1,141	1,047	1,619	1,529

Non-accrual loans (3)	6,115	6,290	6,235	7,465	7,631
Accruing troubled debt restructures ("TDRs")	429	433	439	442	447
Non-accrual loans, OREO and TDRs	$6,544	$6,723	$6,674	$7,907	$8,078

** Non-GAAP financial measure. See reconciliation of GAAP and NON-GAAP measures.
____________________________________
(1)   Portfolio loans include all loan portfolios except the U.S. SBA PPP loan portfolio. Asset quality ratios for loans exclude U.S. SBA PPP loans. December 31, 2021 reported balance are shown net of deferred costs and fees to conform with the current period's presentation.
(2)   Delinquency excludes Purchase Credit Impaired ("PCI") loans for December 31, 2021.
(3)   Non-accrual loans include all loans that are 90 days or more delinquent and loans that are non-accrual due to the operating results or cash flows of a customer. Non-accrual loans can include loans that are current with all loan payments. At December 31, 2022 and December 31, 2021, the Company had current non-accrual loans of $5.6 million and $6.7 million, respectively.

SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED) - Continued
SELECTED FINANCIAL INFORMATION AND RATIOS

	Three Months Ended
(dollars in thousands, except per share amounts)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
ASSET QUALITY RATIOS (1)
Classified assets to total assets	0.25%	0.25%	0.26%	0.20%	0.22%
Classified assets to risk-based capital	2.23	2.25	2.35	1.87	2.10
Allowance for credit losses to portfolio loans	1.26	1.26	1.30	1.31	1.17
Allowance for credit losses to non-accrual loans	374.33	350.19	343.29	286.43	241.34
Allowance for credit losses to nonperforming loans	349.79	327.64	320.71	270.42	227.99
Past due loans - 31 to 89 days to portfolio loans	0.03	0.04	0.05	0.02	0.04
Past due loans >=90 days to portfolio loans	0.02	0.02	0.01	0.08	0.06
Total past due (delinquency) to portfolio loans	0.06	0.07	0.06	0.10	0.10
Non-accrual loans to portfolio loans	0.34	0.36	0.38	0.46	0.48
Non-accrual loans and TDRs to portfolio loans	0.36	0.39	0.40	0.49	0.51
Non-accrual loans and OREO to total assets	0.25	0.27	0.27	0.32	0.33
Non-accrual loans and OREO to portfolio loans and OREO	0.34	0.36	0.38	0.46	0.48
Non-accrual loans, OREO and TDRs to total assets	0.27	0.28	0.29	0.34	0.35

COMMON SHARE DATA
Book value per common share	$33.11	$31.74	$32.72	$33.96	$36.40
Tangible book value per common share**	31.08	29.69	30.66	31.90	34.32
Common shares outstanding at end of period	5,648,435	5,644,186	5,649,729	5,686,799	5,718,528

OTHER DATA
Full-time equivalent employees	196	199	190	191	186
Branches	12	12	12	11	11
Loan Production Offices	4	4	4	4	4

CAPITAL RATIOS
Tier 1 capital to average assets	9.60%	9.56%	9.42%	9.17%	9.23%
Tier 1 common capital to risk-weighted assets	11.26	11.40	11.66	11.58	11.92
Tier 1 capital to risk-weighted assets	11.87	12.05	12.34	12.28	12.64
Total risk-based capital to risk-weighted assets	14.08	14.30	14.68	14.65	14.92
Common equity to assets	7.76	7.59	7.96	8.21	8.94
Tangible common equity to tangible assets **	7.32	7.14	7.49	7.75	8.48

** Non-GAAP financial measure. See reconciliation of GAAP and Non-GAAP measures.
____________________________________
(1)   Asset quality ratios are calculated using total portfolio loans. Portfolio loans include all loan portfolios except the U.S. SBA PPP loan portfolio.

SUPPLEMENTAL YEAR TO DATE FINANCIAL DATA (UNAUDITED)
CONDENSED CONSOLIDATED INCOME STATEMENT

				(Audited)
	Three Months Ended December 31,		Years Ended December 31,
(dollars in thousands, except per share amounts)	2022	2021	2022	2021
Interest and Dividend Income
Loans, including fees	$21,621	$16,222	$72,738	$65,476
Interest and dividends on securities	3,445	1,531	9,489	4,992
Interest on deposits with banks	186	25	480	91
Total Interest and Dividend Income	25,252	17,778	82,707	70,559
Interest Expense
Deposits	4,029	565	7,211	2,601
Short-term borrowings	358	—	426	—
Long-term debt	434	332	1,545	1,524
Total Interest Expense	4,821	897	9,182	4,125
Net Interest Income ("NII")	20,431	16,881	73,525	66,434
Provision for credit losses	868	—	2,437	586
Provision for unfunded commitments	145	—	146	—
NII After Provision For Credit Losses	19,418	16,881	70,942	65,848
Noninterest Income
Loan appraisal, credit, and misc. charges	137	257	422	528
Gain on sale of assets	695	—	695	68
Net gains on sale of investment securities	—	—	—	586
Unrealized gains (losses) on equity securities	9	(45)	(555)	(139)
Loss on premises and equipment held for sale	—	(5)	—	(25)
Income from bank owned life insurance	219	219	870	871
Service charges	1,215	1,235	4,379	4,301
Referral fee income	14	574	375	1,822
Net gains (losses) on sale of loans originated for sale	—	55	(2)	85
Gains (losses) on sale of loans	—	—	209	(191)
Total Noninterest Income	2,289	2,290	6,393	7,906
Noninterest Expense
Compensation and benefits	5,584	5,265	20,806	21,035
OREO valuation allowance and expenses	—	767	6	1,456
Merger and acquisition costs	1,004	—	1,004	—
Sub-total	6,588	6,032	21,816	22,491
Operating Expense
Occupancy expense	834	656	3,212	2,836
Advertising	177	128	549	500
Data processing expense	1,049	1,006	4,126	3,772
Professional fees	991	937	3,490	2,857
Depreciation of premises and equipment	181	139	657	558
FDIC Insurance	185	90	701	602
Core deposit intangible amortization	90	115	398	495
Fraud losses	179	16	286	1,260
Other expenses	1,116	1,060	4,199	3,781
Total Operating Expense	4,802	4,147	17,618	16,661
Total Noninterest Expense	11,390	10,179	39,434	39,152
Income before income taxes	10,317	8,992	37,901	34,602
Income tax expense	2,702	2,241	9,584	8,716
Net Income	$7,615	$6,751	$28,317	$25,886

SUPPLEMENTAL YEAR TO DATE FINANCIAL DATA (UNAUDITED)

	Years Ended December 31,
	2022	2021
KEY OPERATING RATIOS
Return on average assets ("ROAA")	1.22%	1.19%
Pre-tax Pre-Provision ROAA**	1.77	1.65
Return on average common equity ("ROACE")	14.76	12.65
Pre-tax Pre-Provision ROACE**	21.45	17.44
Return on Average Tangible Common Equity ("ROATCE")**	15.88	13.64
Pre-tax Pre-Provision ROATCE**	22.84	18.53
Average total equity to average total assets	8.24	9.44
Interest rate spread	3.18	3.28
Net interest margin	3.38	3.34
Cost of funds	0.43	0.21
Cost of deposits	0.35	0.14
Cost of debt	4.10	2.79
Efficiency ratio	49.34	52.67
Efficiency ratio - Non-GAAP**	48.02	52.00
Non-interest income to average assets	0.10	0.11
Noninterest expense to average assets	1.69	1.81
Net operating expense to average assets	1.42	1.44
Net operating expenses to average assets - Non-GAAP**	1.36	1.42
Average interest-earning assets to average interest-bearing liabilities	147.05	130.61
Net charge-offs to average portfolio loans	0.03	0.11

COMMON SHARE DATA
Basic net income per common share	$5.01	$4.47
Diluted net income per common share	5.00	4.47
Cash dividends paid per common share	0.700	0.575

Weighted average common shares outstanding:
Basic	5,652,189	5,788,003
Diluted	5,659,629	5,797,525

____________________________________
** Non-GAAP financial measure. See reconciliation of GAAP and NON-GAAP measures.

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

Reconciliation of US GAAP total assets, common equity, common equity to assets and book value to Non-GAAP tangible assets, tangible common equity, tangible common equity to tangible assets and tangible book value.

This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain performance measures, which exclude intangible assets. These non-GAAP measures are included because the Company believes they may provide useful supplemental information for evaluating the underlying performance trends of the Company.

(dollars in thousands, except per share amounts)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Total assets	$2,410,017	$2,359,621	$2,323,514	$2,351,923	$2,327,306
Less: Intangible assets
Goodwill	10,835	10,835	10,835	10,835	10,835
Core deposit intangible	634	725	821	924	1,032
Total intangible assets	11,469	11,560	11,656	11,759	11,867
Tangible assets	$2,398,548	$2,348,061	$2,311,858	$2,340,164	$2,315,439

Total common equity	$187,011	$179,154	$184,871	$193,140	$208,133
Less: Intangible assets	11,469	11,560	11,656	11,759	11,867
Tangible common equity	$175,542	$167,594	$173,215	$181,381	$196,266

Common shares outstanding at end of period	5,648,435	5,644,186	5,649,729	5,686,799	5,718,528

Common equity to assets	7.76%	7.59%	7.96%	8.21%	8.94%
Tangible common equity to tangible assets	7.32%	7.14%	7.49%	7.75%	8.48%

Common book value per share	$33.11	$31.74	$32.72	$33.96	$36.40
Tangible common book value per share	$31.08	$29.69	$30.66	$31.90	$34.32

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

This financial information includes certain operating performance measures, which exclude merger and acquisition costs, and core deposit intangibles, that are not considered part of recurring operations. These non-GAAP measures are included because the Company believes they may provide useful supplemental information for evaluating the underlying performance trends of the Company.

	Three Months Ended					Years Ended December 31
(dollars in thousands, except per share amounts)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	2022	2021
Efficiency ratio - GAAP basis
Noninterest expense	$11,390	$9,626	$9,338	$9,080	$10,179	$39,434	$39,152
Net interest income plus noninterest income	22,720	20,286	18,992	17,920	19,171	79,918	74,340

Efficiency ratio - GAAP basis	50.13%	47.45%	49.17%	50.67%	53.10%	49.34%	52.67%

Efficiency ratio - Non-GAAP basis
Noninterest Expense	$11,390	$9,626	$9,338	$9,080	$10,179	$39,434	$39,152
Non-GAAP adjustments:
Merger and acquisition costs	(1,004)	—	—	—	—	(1,004)	—
Core deposit intangible amortization	(90)	(97)	(102)	(109)	(115)	(398)	(495)
Noninterest expense - as adjusted	$10,296	$9,529	$9,236	$8,971	$10,064	$38,032	$38,657

Net interest income plus noninterest income	$22,720	$20,286	$18,992	$17,920	$19,171	$79,918	$74,340
Less: Gain on Infinex sale	(721)	—	—	—	—	(721)	—
Net interest income plus noninterest income - adjusted	$21,999	$20,286	$18,992	$17,920	$19,171	$79,197	$74,340

Efficiency ratio Non-GAAP basis	46.80%	46.97%	48.63%	50.06%	52.50%	48.02%	52.00%

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

Reconciliation of US GAAP Net Income, Earnings Per Share (EPS), Return on Average Assets (ROAA) and Return on Average Common Equity (ROACE) to Non-GAAP Operating Net Income, EPS, ROAA and ROACE

This financial information includes certain operating performance measures, which exclude merger and acquisition costs, and core deposit intangibles, that are not considered part of recurring operations. These non-GAAP measures are included because the Company believes they may provide useful supplemental information for evaluating the underlying performance trends of the Company.

	Three Months Ended					Years Ended December 31
(dollars in thousands, except per share amounts)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	2022	2021
Net income (loss) (as reported)	$7,615	$7,580	$6,834	$6,288	$6,751	$28,317	$25,886
Merger and acquisition costs (net of tax)	741	—	—	—	—	750	—
Core deposit intangible amortization (net of tax)	66	74	76	81	86	297	370
Less: Gain on Infinex sale (net of tax)	(532)	—	—	—	—	(539)	—
Non-GAAP operating net income	$7,890	$7,654	$6,910	$6,369	$6,837	$28,826	$26,256

GAAP diluted earnings per share ("EPS")	$1.35	$1.34	$1.21	$1.10	$1.18	$5.00	$4.47
Non-GAAP operating diluted EPS	$1.40	$1.36	$1.22	$1.12	$1.19	$5.09	$4.53

GAAP return on average assets ("ROAA")	1.28%	1.31%	1.19%	1.08%	1.18%	1.22%	1.19%
Non-GAAP operating ROAA	1.33%	1.32%	1.21%	1.10%	1.19%	1.24%	1.21%

GAAP return on average common equity ("ROACE")	16.61%	15.97%	14.39%	12.30%	13.00%	14.76%	12.65%
Non-GAAP operating ROACE	17.21%	16.13%	14.55%	12.46%	13.17%	15.02%	12.83%

Weighted average common shares outstanding	5,645,703	5,644,822	5,657,733	5,699,038	5,723,011	5,659,629	5,797,525
Average assets	$2,372,263	$2,322,315	$2,293,536	$2,325,992	$2,293,264	$2,328,601	$2,167,859
Average equity	$183,359	$189,838	$189,992	$204,554	$207,745	$191,872	$204,643

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

Pre-Tax Pre-Provision ("PTPP") Income, PTPP Return on Average Assets ("ROAA"), PTPP Return on Average Common Equity ("ROACE"), and Return on Average Tangible Common Equity ("ROATCE")

Management believes that PTPP income, which reflects the Company's profitability before income taxes and loan loss provisions, and exclude merger and acquisition costs and he Infinex equity settlement, allows investors to better assess the Company's operating income and expenses in relation to the Company's core operating revenue by removing the volatility that is associated with credit provisions and different state income tax rates for comparable institutions. ROATCE is computed by dividing net earnings applicable to common shareholders by average tangible common shareholders' equity, and exclude merger and acquisition costs and the Infinex equity settlement. Management believes that ROATCE is meaningful because it measures the performance of a business consistently, whether acquired or internally developed. ROATCE is a non-GAAP measure and may not be comparable to similar non-GAAP measures used by other companies. Management also believes that during a crisis such as the COVID-19 pandemic, this information is useful as the impact of the pandemic on the loan loss provisions of various institutions will likely vary based on the geography of the communities served by a particular institution.

	Three Months Ended					Years Ended December 31
(dollars in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	2022	2021
Net income (as reported)	$7,615	$7,580	$6,834	$6,288	$6,751	$28,317	$25,886
Provision for credit losses & unfunded commitments	1,013	700	451	419	—	2,583	586
Income tax expenses	2,702	2,380	2,369	2,133	2,241	9,584	8,716
Merger and acquisition costs	1,004	—	—	—	—	1,004	—
Core deposit intangible amortization	90	97	102	109	115	398	495
Less: Gain on Infinex sale	(721)	—	—	—	—	(721)	—
Pre-tax Pre-Provision income	$11,703	$10,757	$9,756	$8,949	$9,107	$41,165	$35,683

GAAP ROAA	1.28%	1.31%	1.19%	1.08%	1.18%	1.22%	1.19%
Pre-tax Pre-Provision ROAA	1.97%	1.85%	1.70%	1.54%	1.59%	1.77%	1.65%

GAAP ROACE	16.61%	15.97%	14.39%	12.30%	13.00%	14.76%	12.65%
Pre-tax Pre-Provision ROACE	25.53%	22.67%	20.54%	17.50%	17.53%	21.45%	17.44%

Average assets	$2,372,263	$2,322,315	$2,293,536	$2,325,992	$2,293,264	$2,328,601	$2,167,859
Average equity	$183,359	$189,838	$189,992	$204,554	$207,745	$191,872	$204,643
Average tangible assets	$2,360,735	$2,310,692	$2,281,813	$2,314,163	$2,281,322	$2,316,926	$2,155,734
Average tangible common equity	$171,831	$178,215	$178,269	$192,725	$195,803	$180,197	$192,518

	Three Months Ended					Years Ended December 31
(dollars in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	2022	2021
Net income (as reported)	$7,615	$7,580	$6,834	$6,288	$6,751	$28,317	$25,886
Core deposit intangible amortization (net of tax)	66	74	76	81	86	297	370
Net earnings applicable to common shareholders	$7,681	$7,654	$6,910	$6,369	$6,837	$28,614	$26,256

Net income (as reported)	$7,615	$7,580	$6,834	$6,288	$6,751	$28,317	$25,886
Provision for credit losses & unfunded commitments	1,013	700	451	419	—	2,583	586
Income tax expenses	2,702	2,380	2,369	2,133	2,241	9,584	8,716
Merger and acquisition costs	1,004	—	—	—	—	1,004	—
Core deposit intangible amortization	90	97	102	109	115	398	495
Less: Gain on Infinex sale	(721)	—	—	—	—	(721)	—
Pre-tax Pre-Provision income	$11,703	$10,757	$9,756	$8,949	$9,107	$41,165	$35,683

ROATCE	17.88%	17.18%	15.50%	13.22%	13.97%	15.88%	13.64%
Pre-tax Pre-Provision ROATCE	27.24%	24.14%	21.89%	18.57%	18.60%	22.84%	18.53%

Average tangible common equity	$171,831	$178,215	$178,269	$192,725	$195,803	$180,197	$192,518

AVERAGE CONSOLIDATED BALANCE SHEETS AND NET INTEREST INCOME (UNAUDITED)

	Three Months Ended December 31,						For the Three Months Ended
	2022			2021			December 31, 2022			September 30, 2022
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets
Interest-earning assets:
Commercial real estate	$1,217,998	$15,010	4.93%	$1,099,088	$10,911	3.97%	$1,217,998	$15,010	4.93%	$1,205,675	$13,117	4.35%
Residential first mortgages	79,859	732	3.67	93,997	756	3.22	79,859	732	3.67	82,336	715	3.47
Residential rentals	322,135	3,393	4.21	173,238	1,760	4.06	322,135	3,393	4.21	223,532	2,286	4.09
Construction and land development	20,194	342	6.77	38,345	431	4.50	20,194	342	6.77	27,770	386	5.56
Home equity and second mortgages	25,442	426	6.70	26,160	232	3.55	25,442	426	6.70	25,612	352	5.50
Commercial loans	27,619	776	11.24	52,765	626	4.75	27,619	776	11.24	52,280	865	6.62
Commercial equipment loans	78,965	814	4.12	61,851	634	4.10	78,965	814	4.12	76,392	781	4.09
SBA PPP loans	482	34	28.22	40,376	847	8.39	482	34	28.22	2,595	160	24.66
Consumer loans	5,987	94	6.28	2,629	25	3.80	5,987	94	6.28	5,082	73	5.75
Allowance for credit losses	(22,275)	—	—	(18,434)	—	—	(22,275)	—	—	(21,667)	—	—
Net loans (1)	1,756,406	21,621	4.92	1,570,015	16,222	4.13	1,756,406	21,621	4.92	1,679,607	18,735	4.46
Taxable investment securities	445,252	3,329	2.99	465,771	1,441	1.24	445,252	3,329	2.99	464,560	2,338	2.01
Nontaxable investment securities	21,208	115	2.17	17,509	90	2.06	21,208	115	2.17	21,225	116	2.19
Interest-bearing deposits in other banks	14,257	110	3.09	41,736	25	0.24	14,257	110	3.09	18,930	85	1.80
Federal funds sold	8,004	77	3.85	—	—	—	8,004	77	3.85	11,163	71	2.54
Total Interest-Earning Assets	2,245,127	25,252	4.50	2,095,031	17,778	3.39	2,245,127	25,252	4.50	2,195,485	21,345	3.89
Cash and cash equivalents	13,203			100,480			13,203			18,975
Goodwill	10,835			10,835			10,835			10,835
Core deposit intangible	693			1,107			693			788
Other assets	102,405			85,811			102,405			96,232
Total Assets	$2,372,263			$2,293,264			$2,372,263			$2,322,315

Liabilities and Stockholders' Equity
Noninterest-bearing demand deposits	$634,187	$—	—%	$449,272	$—	—%	$634,187	$—	—%	$644,606	$—	—%
Interest-bearing liabilities:
Savings	124,537	46	0.15	114,123	14	0.05	124,537	46	0.15	121,450	15	0.05
Demand deposits	669,722	3,101	1.85	754,656	87	0.05	669,722	3,101	1.85	620,109	1,499	0.97
Money market deposits	361,695	221	0.24	369,414	100	0.11	361,695	221	0.24	378,251	99	0.10
Certificates of deposit	309,321	661	0.85	333,658	364	0.44	309,321	661	0.85	304,361	237	0.31
Total interest-bearing deposits	1,465,275	4,029	1.10	1,571,851	565	0.14	1,465,275	4,029	1.10	1,424,171	1,850	0.52
Total Deposits	2,099,462	4,029	0.77	2,021,123	565	0.11	2,099,462	4,029	0.77	2,068,777	1,850	0.36
Long-term debt	—	—	—	12,237	6	0.20	—	—	—	—	—	—
Short-term debt	36,332	358	3.94	—	—	—	36,332	358	3.94	8,310	52	2.50
Subordinated Notes	19,557	252	5.15	19,501	252	5.17	19,557	252	5.15	19,543	252	5.16
Guaranteed preferred beneficial interest in junior subordinated debentures	12,000	182	6.07	12,000	74	2.47	12,000	182	6.07	12,000	134	4.47
Total Debt	67,889	792	4.67	43,738	332	3.04	67,889	792	4.67	39,853	438	4.40
Total Interest-Bearing Liabilities	1,533,164	4,821	1.26	1,615,589	897	0.22	1,533,164	4,821	1.26	1,464,024	2,288	0.63
Total Funds	2,167,351	4,821	0.89	2,064,861	897	0.17	2,167,351	4,821	0.89	2,108,630	2,288	0.43
Other liabilities	21,553			20,658			21,553			23,847
Stockholders' equity	183,359			207,745			183,359			189,838
Total Liabilities and Stockholders' Equity	$2,372,263			$2,293,264			$2,372,263			$2,322,315

Net interest income		$20,431			$16,881			$20,431			$19,057

Interest rate spread			3.24%			3.17%			3.24%			3.26%
Net yield on interest-earning assets			3.64%			3.22%			3.64%			3.47%
Average interest-earning assets to average interest-bearing liabilities			146.44%			129.68%			146.44%			149.96%
Average loans to average deposits			83.66%			77.68%			83.66%			81.19%
Average transaction deposits to total average deposits **			85.27%			83.49%			85.27%			85.29%

Cost of funds			0.89%			0.17%			0.89%			0.43%
Cost of deposits			0.77%			0.11%			0.77%			0.36%
Cost of debt			4.67%			3.04%			4.67%			4.40%

(1) Loan average balance includes non-accrual loans. There are no tax equivalency adjustments. There was $22,000, $161,000 and $91,000 of accretion interest for the three months ended December 31, 2022 and 2021, and September 30, 2022, respectively.
____________________________________
** Transaction deposits exclude time deposits.

AVERAGE CONSOLIDATED BALANCE SHEETS AND NET INTEREST INCOME (UNAUDITED)

	For the Years Ended December 31,
	2022			2021
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets
Interest-earning assets:
Commercial real estate	$1,179,776	$50,706	4.30%	$1,085,823	$43,536	4.01%
Residential first mortgages	83,485	2,889	3.46	107,011	3,250	3.04
Residential rentals	234,800	9,509	4.05	151,606	6,180	4.08
Construction and land development	27,947	1,496	5.35	36,891	1,658	4.49
Home equity and second mortgages	25,774	1,298	5.04	28,051	977	3.48
Commercial loans	42,303	2,708	6.40	46,390	2,032	4.38
Commercial equipment loans	71,416	2,937	4.11	60,845	2,567	4.22
SBA PPP loans	8,770	960	10.95	82,901	5,203	6.28
Consumer loans	4,590	235	5.12	1,783	73	4.09
Allowance for credit losses	(21,593)	—	—	(18,788)	—	—
Loan portfolio (1)	1,657,268	72,738	4.39	1,582,513	65,476	4.14
Taxable investment securities	469,393	9,046	1.93	336,267	4,623	1.37
Nontaxable investment securities	20,325	442	2.17	17,515	369	2.11
Interest-bearing deposits in other banks	24,844	319	1.28	33,095	70	0.21
Federal funds sold	6,371	162	2.54	20,916	21	0.10
Total Interest-Earning Assets	2,178,201	82,707	3.80	1,990,306	70,559	3.55
Cash and cash equivalents	43,993			78,849
Goodwill	10,835			10,835
Core deposit intangible	840			1,290
Other assets	94,732			86,579
Total Assets	$2,328,601			$2,167,859

Liabilities and Stockholders' Equity
Noninterest-bearing demand deposits	$634,805	$—	—%	$417,935	$—	—%
Interest-bearing liabilities:
Savings	121,975	92	0.08	108,189	54	0.05
Demand deposits	621,755	5,133	0.83	660,330	345	0.05
Money market deposits	376,039	523	0.14	358,006	397	0.11
Certificates of deposit	313,429	1,463	0.47	342,755	1,805	0.53
Total Interest-bearing deposits	1,433,198	7,211	0.50	1,469,280	2,601	0.18
Total Deposits	2,068,003	7,211	0.35	1,887,215	2,601	0.14
Debt:
Long-term debt	3,848	48	1.25	23,072	219	0.95
Short-term borrowings	12,696	426	3.36	—	—	—
Subordinated Notes	19,536	1,006	5.15	19,488	1,006	5.16
Guaranteed preferred beneficial interest in junior subordinated debentures	12,000	491	4.09	12,000	299	2.49
Total Debt	48,080	1,971	4.10	54,560	1,524	2.79
Total Interest-Bearing Liabilities	1,481,278	9,182	0.62	1,523,840	4,125	0.27
Total funds	2,116,083	9,182	0.43	1,941,775	4,125	0.21
Other liabilities	20,646			21,441
Stockholders' equity	191,872			204,643
Total Liabilities and Stockholders' Equity	$2,328,601			$2,167,859

Net interest income		$73,525			$66,434

Interest rate spread			3.18%			3.28%
Net yield on interest-earning assets			3.38%			3.34%
Average interest-earning assets to average interest-bearing liabilities			147.05%			130.61%
Average loans to average deposits			80.14%			83.85%
Average transaction deposits to total average deposits **			84.84%			81.84%

Cost of funds			0.43%			0.21%
Cost of deposits			0.35%			0.14%
Cost of debt			4.10%			2.79%

(1) Loan average balance includes non-accrual loans. There are no tax equivalency adjustments. There was $189,000 and $417,000 of accretion interest years ended December 31, 2022 and 2021, respectively.
____________________________________
** Transaction deposits exclude time deposits.

SUMMARY OF LOAN PORTFOLIO (UNAUDITED)
(dollars in thousands)

BY LOAN TYPE	December 31, 2022%		September 30, 2022%		June 30, 2022%		March 31, 2022%		December 31, 2021**	%
Portfolio Type:
Commercial real estate	$1,232,826	67.69%	$1,202,660	68.98%	$1,178,758	71.33%	$1,177,761	72.28%	$1,113,793	70.54%
Residential first mortgages	79,872	4.39	83,081	4.77	84,782	5.13	86,416	5.30	92,710	5.87
Residential rentals	338,292	18.58	282,365	16.20	210,116	12.72	191,065	11.73	194,911	12.35
Construction and land development	17,259	0.95	23,197	1.33	31,068	1.88	30,649	1.88	35,502	2.25
Home equity and second mortgages	25,602	1.41	26,054	1.49	25,200	1.53	26,445	1.62	25,661	1.63
Commercial loans	42,055	2.31	41,615	2.39	43,472	2.63	48,948	3.00	50,512	3.20
Consumer loans	6,272	0.34	5,754	0.33	4,511	0.27	3,592	0.22	3,015	0.19
Commercial equipment	78,890	4.33	78,551	4.51	74,552	4.51	64,662	3.97	62,706	3.97
Total portfolio loans	1,821,068	100.00%	1,743,277	100.00%	1,652,459	100.00%	1,629,538	100.00%	1,578,810	100.00%
Less: Allowance for credit losses	(22,890)	(1.26)	(22,027)	(1.26)	(21,404)	(1.30)	(21,382)	(1.31)	(18,417)	(1.17)
Total net portfolio loans	1,798,178		1,721,250		1,631,055		1,608,156		1,560,393
U.S. SBA PPP loans	339		1,211		5,022		15,279		26,398
Total net loans	$1,798,517		$1,722,461		$1,636,077		$1,623,435		$1,586,791

____________________________________
**  December 31, 2021 reported balance are shown net of deferred costs and fees to conform with the current period's presentation.

END OF PERIOD CONTRACTUAL RATES (UNAUDITED)

The following table is based on contractual interest rates and does not include the amortization of deferred costs and fees or assumptions regarding non-accrual interest:

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
(dollars in thousands)	EOP Contractual Interest rate	EOP Contractual Interest rate	EOP Contractual Interest rate	EOP Contractual Interest rate	EOP Contractual Interest rate
Commercial real estate	4.86%	4.36%	4.00%	3.79%	3.79%
Residential first mortgages	3.84%	3.84%	3.83%	3.80%	3.80%
Residential rentals	4.53%	4.34%	4.03%	3.78%	3.81%
Construction and land development	6.73%	5.61%	4.57%	4.36%	4.38%
Home equity and second mortgages	7.14%	5.64%	4.19%	3.50%	3.51%
Commercial loans	7.34%	5.93%	4.79%	4.47%	4.48%
Consumer loans	5.26%	5.12%	5.13%	4.33%	4.37%
Commercial equipment	4.43%	4.37%	4.30%	4.29%	4.32%
U.S. SBA PPP loans	1.00%	1.00%	1.00%	1.00%	1.00%
Total Loans	4.84%	4.41%	4.04%	3.81%	3.80%

Yields without U.S. SBA PPP Loans	4.84%	4.41%	4.05%	3.85%	3.84%

ALLOWANCE FOR CREDIT LOSSES (UNAUDITED)

	Three Months Ended**
(dollars in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Beginning of period	$22,027	$21,404	$21,382	$18,417	$18,579

Impact of ASC 326 Adoption	—	—	—	2,496	—
Charge-offs	(29)	(92)	(447)	—	(181)
Recoveries	24	21	44	19	19
Net (charge-offs) recoveries	(5)	(71)	(403)	19	(162)

Provision for credit losses	868	694	425	450	—
End of period	$22,890	$22,027	$21,404	$21,382	$18,417

Net (charge-offs) recoveries to average portfolio loans (annualized)(1)	0.00%	(0.02)%	(0.10)%	0.00%	(0.04)%

Breakdown of general and specific allowance as a percentage of total portfolio loans(1)
General allowance	$22,781	$21,919	$21,108	$21,087	$18,151
Specific allowance	109	108	296	295	266
	$22,890	$22,027	$21,404	$21,382	$18,417

General allowance	1.25%	1.26%	1.28%	1.29%	1.15%
Specific allowance	0.01%	0.00%	0.02%	0.02%	0.02%
Allowance to total portfolio loans	1.26%	1.26%	1.30%	1.31%	1.17%

Allowance to non-acquired loans	n/a(2)	n/a(2)	n/a(2)	n/a(2)	1.20%

Allowance+ Non-PCI FV Mark	n/a(3)	n/a(3)	n/a(3)	n/a(3)	$18,815
Allowance+ Non-PCI FV Mark to total portfolio loans	n/a(3)	n/a(3)	n/a(3)	n/a(3)	1.19%

____________________________________
**  The Company implemented the CECL accounting standard effective January 1, 2022. The Company used an incurred loss methodology for quarters displayed before March 31, 2022.

(1)   Portfolio loans include all loan portfolios except the U.S. SBA PPP loan portfolio.
(2)   Allowance to non-acquired loans is no longer relevant as the ACL considers all portfolio loans.
(3)   Allowance to non-acquired loans and Non-PCI FV Mark are no longer relevant as the ACL considers all loan portfolios.

CLASSIFIED AND SPECIAL MENTION ASSETS (UNAUDITED)

The following is a breakdown of the Company’s classified and special mention assets at December 31, 2022, 2021, 2020, 2019 and 2018, respectively:

	As of
(dollars in thousands)	12/31/2022	12/31/2021	12/31/2020	12/31/2019	12/31/2018
Classified loans
Substandard	$6,115	$5,211	$19,249	$26,863	$32,226
Doubtful	—	—	—	—	—
Total classified loans	6,115	5,211	19,249	26,863	32,226
Special mention loans	4,361	—	7,672	—	—
Total classified and special mention loans	$10,476	$5,211	$26,921	$26,863	$32,226

Classified loans	$6,115	$5,211	$19,249	$26,863	$32,226
Classified securities	—	—	—	—	482
Other real estate owned	—	—	3,109	7,773	8,111
Total classified assets	$6,115	$5,211	$22,358	$34,636	$40,819

Total classified assets as a percentage of total assets	0.25%	0.22%	1.10%	1.93%	2.42%
Total classified assets as a percentage of Risk Based Capital	2.23%	2.10%	9.61%	16.21%	21.54%

SUMMARY OF DEPOSITS (UNAUDITED)

	December 31, 2022		September 30, 2022		June 30, 2022		March 31, 2022		December 31, 2021
(dollars in thousands)	Balance	%	Balance	%	Balance	%	Balance	%	Balance	%
Noninterest-bearing demand	$630,120	30.17%	$647,432	30.45%	$635,649	30.48%	$644,385	30.75%	$445,778	21.68%
Interest-bearing:
Demand deposits	638,876	30.59%	691,987	32.54%	635,344	30.47%	618,869	29.54%	790,481	38.45%
Money market deposits	347,872	16.66%	371,175	17.45%	380,712	18.26%	387,700	18.51%	372,717	18.13%
Savings	124,533	5.96%	123,564	5.81%	119,363	5.72%	124,038	5.92%	119,767	5.82%
Certificates of deposit	347,062	16.62%	292,399	13.75%	314,308	15.07%	320,091	15.28%	327,421	15.92%
Total interest-bearing	1,458,343	69.83%	1,479,125	69.55%	1,449,727	69.52%	1,450,698	69.25%	1,610,386	78.32%
Total Deposits	$2,088,463	100.00%	$2,126,557	100.00%	$2,085,376	100.00%	$2,095,083	100.00%	$2,056,164	100.00%

Transaction accounts	$1,741,401	83.38%	$1,834,158	86.25%	$1,771,068	84.93%	$1,774,992	84.72%	$1,728,743	84.08%